Exhibit 1.5

                                Pricing Agreement
                                -----------------


J.P. Morgan Securities Inc.
Wachovia Capital Markets, LLC.
As Representatives of the several
    Underwriters named in Schedule I hereto
c/o J.P. Morgan & Co.
New York, New York 10017-2070

                                                                  March 29, 2004

Ladies and Gentlemen:

         Regency Centers, L.P., a Delaware limited partnership (the "Partnership"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated January 15, 2002 (the "Underwriting Agreement"), between the Partnership and Regency Centers Corporation, a Florida corporation (the "Guarantor"), on the one hand and Goldman, Sachs & Co. and J.P. Morgan Securities Inc., on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in
Schedule II hereto (the "Designated Securities"). Except as expressly amended, replaced or supplemented herein, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and defined terms not defined herein shall have the definition contained in the Underwriting Agreement; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         The Underwriting Agreement is hereby amended by adding new paragraph
(s) of Section 2:

         (s): The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and fairly present the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement fairly present the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and fairly presents the information shown thereby.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission pursuant to Rule 424 under the Act.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Partnership and the Guarantor agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership and the Guarantor at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Partnership and the Guarantor.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

                                        Very truly yours,

                                        Regency Centers, L.P.

                                        By:  Regency Centers Corporation,
                                             general partner


                                        By:   /s/ Bruce M. Johnson
                                           -------------------------------------
                                           Name:   Bruce M. Johnson
                                           Title:  Managing Director and Chief
                                                   Financial Officer


                                        Regency Centers Corporation


                                        By:   /s/ Bruce M. Johnson
                                           -------------------------------------
                                           Name:   Bruce M. Johnson
                                           Title:  Managing Director and Chief
                                                   Financial Officer

Accepted as of the date hereof:

J.P. Morgan Securities Inc.


By: /s/ Robert Bottamedi
    -----------------------------------
    (J.P. Morgan Securities Inc.)


Wachovia Capital Markets, LLC


By: /s/ William Ingram
   ------------------------------------
    (Wachovia Capital Markets, LLC)

         On behalf of each of the Underwriters




                      (Signature Page to Pricing Agreement)

                                   SCHEDULE I
                                                                      Principal
                                                                      Amount of
                                                                      Designated
                                                                      Securities
                                                                        to be
                                      Underwriter                     Purchased

J.P. Morgan Securities Inc.......................................$    52,500,000
Wachovia Securities Financial Network, LLC.......................$    52,500,000
Wells Fargo Brokerage Services, LLC..............................$    17,250,000
PNC Capital Markets, Inc.........................................$     8,625,000
SunTrust Capital Markets, Inc....................................$     8,625,000
ING Financial Markets LLC........................................$     6,225,000
U.S. Bancorp Piper Jaffray Inc...................................$     4,275,000
                                                                 ---------------

                  Total..........................................$   150,000,000
                                                                 ===============

                                   SCHEDULE II
                                   -----------


Title of Designated Securities:

         4.950% Notes due April 15, 2014

Aggregate principal amount:

         $150,000,000

Price to Public:

         99.747% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 1, 2004 to the Time of Delivery

Purchase Price by Underwriters:

         99.097% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 1, 2004 to the Time of Delivery

Form of Designated Securities:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

         Federal (same day) funds

Time of Delivery:

         10:00 a.m. (New York City time) on April 1, 2004

Indenture:

         Indenture dated December 5, 2001 among the Partnership, the Guarantor and Wachovia Bank, N.A. (formerly known as First Union National Bank), as Trustee

Maturity:

         April 15, 2014

Interest Rate:

         4.950%

Interest Payment Dates:

         April 15 and October 15 of each year, commencing October 15, 2004

Redemption Provisions:

         The Designated Securities may be redeemed by the Partnership, in whole or in part, at any time at a redemption price equal to the sum of (a) the principal amount of the Designated Securities being redeemed plus accrued interest thereon to the Redemption Date (as defined in the Indenture) and (b) the Make-Whole Amount (as defined in the Indenture), if any, with respect to such Designated Securities.

Sinking Fund Provisions:

         No sinking fund provisions

Closing location for delivery of Designated Securities:

         Sullivan & Cromwell LLP
         125 Broad Street
         New York, New York 10004

Additional Closing Conditions:

         None

Names and addresses of Representatives:

         Designated Representatives: J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC.

         Address for Notices, etc.: c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017-2070 (Attention: High Grade Syndicate Desk - 8th Floor).

Other Terms:

         None